Exhibit 10.6

Confidential Treatment Requested by AdvanSix Inc.

SECOND AMENDMENT
TO AMENDED AND RESTATED
CAPROLACTAM AND POLYMER SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CAPROLACTAM AND POLYMER SUPPLY AGREEMENT (this “Amendment”) is entered into as of November 15, 2013, by and between Honeywell Resins & Chemicals LLC, a Delaware limited liability company f/k/a Honeywell Nylon, LLC (“Seller”), and Shaw Industries Group, Inc., a Georgia corporation (“Buyer”).

Recitals

WHEREAS, on April 1, 2013, Seller and Buyer entered into that certain Amended and Restated Caprolactam and Polymer Supply Agreement (as amended, the “Agreement”);

WHEREAS, the parties desire to amend certain provisions of the Agreement; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.         Section 1.2 of the Agreement is amended by adding the following to the end of Section 1.2, as follows:

“(c)  In addition to the purchase obligations set forth in Section 1.2(a) and Section 1.2(b) above, during the period from January 1, 2014, through December 31, 2015, Buyer shall purchase from Seller, and Seller shall sell to Buyer, [ * * * ] ([ * * * ]) pounds of Product (the “2014/2015 Supplemental Volume”) per calendar year, all of which Product shall be [ * * * ] Caprolactam.”

2.         Section 2.1 of the Agreement is amended by adding the following to the end of Section 2.1, as follows:

“The price for each pound of [ * * * ] Caprolactam included in the 2014/2015 Supplemental Volume shall be the sum of (A) [ * * * ] ([ * * * ]) plus (B) the Caprolactam Index Amount (as defined in Schedule 2.1(I)), which, may be a positive or a negative amount.”

3.         All capitalized terms used, but not defined, herein shall have the meaning set forth in the Agreement.

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Confidential Treatment Requested by AdvanSix Inc.

4.        This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

5.         Except as expressly modified in this Second Amendment, the Agreement remains in full force and effect. The Agreement, the First Amendment to Amended and Restated Caprolactam and Polymer Supply Agreement between the Seller and Buyer dated July 18, 2013, and this Second Amendment, together constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior agreements or understandings between the Parties as to the subject matter hereof.

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Confidential Treatment Requested by AdvanSix Inc.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Caprolactam and Polymer Supply Agreement as of the date first above written.

HONEYWELL RESINS & CHEMICALS, LLC		Shaw Industries Group, Inc.

By:	/s/ Qamar S. Bhatia	By:	/s/ Gerald R. Embry
	Qamar S. Bhatia		Gerald R. Embry
	Vice President and General Manager		Vice President, Administration
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